59421_2/28650.00010



   As filed with the Securities And Exchange Commission on May 26, 2000.

                                                Registration No. 333-______


                               UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549
                                __________

                                 FORM S-8

          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                __________

                        ENNIS BUSINESS FORMS, INC.
          ------------------------------------------------------
          (Exact name of registrant as specified in its charter)

          Texas                                             75-0256410
-------------------------------                        -------------------
(State or other jurisdiction of                         (I.R.S. Employer
 incorporation or organization)                        Identification No.)

          1510 N. Hampton
          DeSoto, Texas                                  75115
----------------------------------------               ----------
(Address of principal executive offices)               (Zip Code)


                  ENNIS BUSINESS FORMS, INC. 401(k) PLAN
                  --------------------------------------
                         (Full title of the plan)

                             Keith S. Walters
                        Chairman, CEO and President
                        Ennis Business Forms, Inc.
                              1510 N. Hampton
                           DeSoto, Texas  75115
                  ---------------------------------------
                  (Name and address of agent for service)

                              (972) 228-7801
       -------------------------------------------------------------
       (Telephone number, including area code, of agent for service)

                      CALCULATION OF REGISTRATION FEE
                      -------------------------------


                               Proposed      Proposed
 Title of                      maximum       maximum
securities       Amount        offering      aggregate      Amount of
   to be          to be         price        offering     registration
registered     registered     per share       price           fee
----------     ----------     ---------      ---------    ------------

  Common        300,000      $7.5625(2)     $2,268,750        $599
  Stock,       shares(1)
 $2.50 par
   value


     (1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of interests to be offered or sold pursuant to the Ennis Business Forms, Inc. 401(k) Plan.

     (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h). The fee is calculated on the basis of the average of the high and low trading prices for the Registrant's Common Stock on May 23, 2000, as reported the New York Stock Exchange Composite Tape.



PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
------------------------------------------------------------


   Item 3.     Incorporation of Documents by Reference.
   ----------------------------------------------------

     The following document filed by the Registrant or the Plan with the Securities and Exchange Commission (the "Commission") pursuant to the
Securities Exchange Act of 1934, as amended (the "Exchange Act"), is incorporated by reference into this Registration Statement:

     The Registrant's Annual Report on Form 10-K for the fiscal year ended February 29, 2000 (File No. 1-5807).

     All documents filed by the Registrant or the Plan with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration
   Statement  shall  be  deemed  to be a part  of  this  Registration
   Statement from the date of filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the Ennis Business Forms, Inc. 401(k) Plan meeting the requirements of Section 10(a) of the Securities Act.

   Item 4.     Description of Securities.
   --------------------------------------

     The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form S-1 filed on October 5, 1960 . The class of securities to be offered under this Registration Statement is registered under Section 12(b) of the Exchange Act.

   Item 5.     Interests of Named Experts and Counsel.
   ---------------------------------------------------

     Not applicable.

   Item 6.     Indemnification of Directors and Officers.
   ------------------------------------------------------

   Article 2.02-1 of the Texas Business Corporation Act permits a corporation to indemnify certain persons, including officers and directors and former officers and directors, and to purchase insurance with respect to liability arising out of their capacity or status as officers and directors.

   Article Nine of the Registrant's Restated Articles of Incorporation provides as follows:

   "The Corporation may indemnify any person (and the heirs, executors and administrators of such persons) who is, or was, a director, officer or former director, officer, employee or agent of the Corporation, or any person who may have served at its request as a director, officer, employee or agent of another corporation, foreign or domestic, or any partnership, proprietorship, trust, association or enterprise, whether a profit or non-profit business in which it owned shares of capital stock or other interest or of which it is a creditor, against expenses actually and necessarily incurred by him in connection with the defense of any claim, action, suit or proceeding whether brought by or in the right of the Corporation and whether civil, criminal, administrative or investigative in nature, or in connection with any appeal relating thereto, in which he is made a party or threatened to be made a party by reason of being or having been such director, officer, employee or agent except in relation to maters as to which he shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty, but such indemnification shall not be deemed exclusive of any other rights to which such person may be entitled under any bylaw, agreement, vote of shareholders or otherwise.

   The Corporation shall have the power to purchase and maintain insurance on behalf of any such person, or any person who is a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any capacity arising out of his status as such whether or not the Corporation would have the power to indemnify him against such liabilities under the provisions of the Texas Business Corporation Act."

                                    2



   In addition, Article IX of the Registrant's Bylaws, as amended, provides that the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was serving as a director or officer of the Registrant or serving as such at the request of the Registrant as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor, against all expenses including attorneys' fees, judgments, fines and other amounts actually and reasonably incurred by him in connection with such action, suit or proceeding; provided, that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; and further provided that there shall be no indemnification in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that a court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which such court shall deem proper. The termination of any action, suit or proceeding by settlement or its equivalent not amounting to a judgment thereof shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to be the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

   Any indemnification under the provisions hereof shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct of good faith set forth above. Such determination shall be made (1) by the board of directors of Ennis Business Forms, Inc. by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

   In addition to the power of indemnification set forth above, the board of directors is authorized, on behalf of the corporation, to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such; and where such insurance has been purchased and maintained by the corporation but the liability incurred exceeds the applicable limits of coverage thereof, the corporation may reimburse such persons the difference between the liability incurred and the insurance proceeds received; provided, that the indemnification provisions above have been complied with.

   The Registrant has purchased directors' and officers' liability insurance. Subject to conditions, limitations and exclusions in the policy, the insurance covers amounts required to be paid for a claim or claims made against directors and officers for any act, error, omission, misstatement, misleading statement or breach of duty by directors and officers in their capacity as directors and officers of the Registrant.

   Item 7.     Exemption from Registration Claimed.
   ------------------------------------------------

     None.


                                    3


   Item 8.     Exhibits.
   ---------------------

     The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

   Exhibit No.                          Description
   -----------                          -----------

     4.1 Restated Articles of Incorporation of the Registrant as amended through June 23, 1983 with attached amendments dated June 20, 1985, July 31, 1985 and June 16, 1988 (incorporated by reference to Exhibit 5 to the Registrant's Annual Report on Form 10-K for the fiscal year ended February 28, 1993).

     4.2 Bylaws of the Registrant as amended through October 8, 1998 (incorporated by reference to Exhibit 3(ii) to to the Registrant's Quarterly Report on Form 10-Q for the quarter ended November 30, 1997).

     5.1 Opinion of Wolin, Ridley & Miller, L.L.P. regarding the legality of the shares being registered hereunder (filed herewith).

     23.1      Consent of KPMG LLP (filed herewith).

     23.2 Consent of Wolin, Ridley & Miller, L.L.P. (included in the Opinion filed as Exhibit 5.1).

     24.1 Power of Attorney (set forth on the signature page of this Registration Statement).


     Item 9.  Undertakings.
     ----------------------

     The undersigned Registrant hereby undertakes to submit the Ennis Business Forms, Inc. 401(k) Plan and any amendment thereto to the Internal Revenue Service in a timely manner and to make all changes required by the Internal Revenue Service to qualify such Plan.

          (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers of sales are being made, a post-effective amendment to this Registration
     Statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any
               material   change   to   such   information   in   the
               Registration Statement;

     Provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.


                                    4


          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
     Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                            * * *

          (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                    5


                                SIGNATURES
                                ----------

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of DeSoto, the State of Texas, on this 26th day of May, 2000.


                                   ENNIS BUSINESS FORMS, INC.


                                   By: /s/Keith S. Walters
                                      ---------------------------
                                      Keith S. Walters
                                      Chairman, President and CEO

     We, the undersigned directors and officers of Ennis Business Forms, Inc., do hereby constitute and appoint Robert M. Halowec and Harve Cathey, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act and any rules, regulations and requirements of the Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the date(s) indicated:


   Signature                Capacity                   Date

   /s/Keith S. Walters      Chairman of the Board,     May 26, 2000
   -----------------------  CEO, President, and a
   Keith S. Walters         Director


   /s/Robert M. Halowec     Vice President - Finance   May 26, 2000
   -----------------------  and Chief Financial
   Robert M. Halowec        Officer


   /s/Harve Cathey          Secretary and Treasurer    May 26, 2000
   -----------------------  (Principal Accounting
   Harve Cathey             Officer)


   /s/Harold W. Hartley     Director                   May 26, 2000
   -----------------------
   Harold W. Hartley


   /s/James B. Gardner      Director                   May 26, 2000
   -----------------------
   James B. Gardner


   /s/Thomas R. Price       Director                   May 26, 2000
   -----------------------
   Thomas R. Price


                                     6


   /s/Robert L. Mitchell    Director                   May 26, 2000
   -----------------------
   Robert L. Mitchell


   /s/Kenneth G. Pritchett  Director                   May 26, 2000
   -----------------------
   Kenneth G. Pritchett


   /s/Joe R. Bouldin        Director                   May 26, 2000
   -----------------------
   Joe R. Bouldin


  Pursuant to the requirements of the Securities Act of 1933, the administrator of the Ennis Business Forms, Inc. 401(k) Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of DeSoto, the State of Texas, on May 26, 2000.

                           Ennis Business Forms, Inc. 401(k) Plan


                           By:  /s/Ronald M. Graham
                                -------------------
                                Ronald M. Graham
                                Chairman


                                    7


                         EXHIBIT INDEX




   Exhibit             Description
   No.

   4.1 Restated Articles of Incorporation of the Registrant as amended through June
             23,  1983 with attached amendments dated
             June  20,  1985, July 31, 1985 and  June
             16, 1988 (incorporated by reference to Exhibit 5 to the Registrant's Annual
             Report on Form 10-K for the fiscal year ended February 28, 1993).


   4.2 Bylaws of the Registrant as amended through October 8, 1998 (incorporated by reference to Exhibit 3(ii) to the Registrant's Quarterly Report on Form
             10-Q for the quarter ended November  30,
             1997).


   5.1       Opinion   of  Wolin,  Ridley  &  Miller,
             L.L.P.  regarding the  legality  of  the
             shares    being   registered   hereunder
             (filed herewith).


   23.1      Consent of  KPMG LLP (filed herewith).


   23.2      Consent   of  Wolin,  Ridley  &  Miller,
             L.L.P. (included in the opinion filed as Exhibit 5.1).


   24.1      Power  of  Attorney (set  forth  on  the
             signature   page  of  this  Registration
             Statement).